EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-199243 and No. 333-163978 of Lawson Products, Inc.) of our report dated February 25, 2013, except for Note 13, as to which the date is February 20, 2014, with respect to the consolidated financial statements and schedule of Lawson Products, Inc., as of and for the year ending December 31, 2012 included in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP
Chicago, Illinois
February 19, 2015